Exhibit 99.1

Q4 2016 Investor Presentation

Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Form 10-K filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, and the following factors: ability to execute our business strategy; business and economic conditions; economic, market, operational, liquidity, credit and interest rate risks associated with the Company’s business; effects of any changes in trade, monetary and fiscal policies and laws; changes imposed by regulatory agencies to increase capital standards; effects of inflation, as well as interest rate, securities market and monetary supply fluctuations; changes in the economy or supply-demand imbalances affecting local real estate values; changes in consumer spending, borrowings and savings habits; the Company’s ability to identify potential candidates for, consummate, integrate and realize operating efficiencies from, acquisitions or consolidations; the Company's ability to realize anticipated benefits from enhancements or updates to its core operating systems from time to time without significant change in client service or risk to the Company's control environment; the Company's dependence on information technology and telecommunications systems of third party service providers and the risk of systems failures, interruptions or breaches of security; the Company’s ability to achieve organic loan and deposit growth and the composition of such growth; changes in sources and uses of funds; increased competition in the financial services industry; the effect of changes in accounting policies and practices; the share price of the Company’s stock; the Company's ability to realize deferred tax assets or the need for a valuation allowance; continued consolidation in the financial services industry; ability to maintain or increase market share and control expenses; costs and effects of changes in laws and regulations and of other legal and regulatory developments; technological changes; the timely development and acceptance of new products and services; the Company’s continued ability to attract and maintain qualified personnel; ability to implement and/or improve operational management and other internal risk controls and processes and reporting system and procedures; regulatory limitations on dividends from the Company’s bank subsidiary; changes in estimates of future loan reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; widespread natural and other disasters, dislocations, political instability, acts of war or terrorist activities, cyberattacks or international hostilities; impact of reputational risk; and success at managing the risks involved in the foregoing items. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this presentation, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. Further Information This presentation should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto included in our Form 10-K and quarterly reports. Non-GAAP Measures We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. Please see the Appendix to this presentation and our Form 10-K and quarterly reports for a further description of our use of non-GAAP financial measures and a reconciliation of the differences from the most directly comparable GAAP financial measures.

Company Overview

A Foundation for Growth

Company Overview

- **Created meaningful scale and market share in attractive markets of Colorado and Kansas City MSA through failed/troubled bank acquisitions**
- **Continued strong organic loan growth**
  - **Grew originated loans $387 million or 18%, YoY**
  - **4Q loan originations of $275 million, a record $1.037 billion in 2016**
- **Ended 2016 with excellent credit quality**
  - **Non-energy non 310-310 portfolio YTD net charge-offs of 10 basis points compared to 12 basis points in 2015**
  - **Energy portfolio of $90 million, 3.2% of loans, 3.9% allowance for loan losses coverage**
- **YoY non-interest expense reduction of $22 million, or 14%**
- **Opportunistic manager of capital**
  - **Successfully repurchased 50.9% of shares ($534 million) since early 2013 at a weighted average price of $20.03**
  - **Disciplined acquirer with future opportunities**

NBHC 4Q16 Snapshot

Stock Price/52-Week Range	$32.14 / $18.48-$33.57
2016 Total Shareholder Return	
- NBHC	50.7%
- KRX Index	39.1%
- SNL Bank & Thrift Index	26.3%
BV/Share	$20.32
TBV/Share[1]	$18.15
TBV/Share with Excess Accretable Yield[2]	$19.08
Market Cap	$848mm
Assets	$4.6bn
Loans	$2.9bn
Deposits	$3.9bn
Banking Centers/Proforma for 5 sales/consolidations in 2Q 2017	91/86
YTD ROAA / YTD ROATA[1]	0.50% / 0.57%
4Q16 ROATA[1]	0.95%
Excess Capital (9% Tier 1 Leverage Ratio – Long-term target)	$60mm

Note: Market and share repurchase data through 02-February-2017; financial information as of and for the quarter ended 31-December-16.
1 Please see the appendix for a reconciliation to this non-GAAP measure including the adjustments to the most directly comparable GAAP measure.
2 TBV / share + net present value (5% discount rate) of excess A-T accretable yield share as of December 31, 2016 . Excess A-T accretable yield defined as total accretable yield less 4.0%. This results in an additional $0.93 after-tax to our TBV. TBV also adjusted for the deferred tax liability related to tax deductible goodwill. Please refer to the appendix for a reconciliation of non-GAAP financial metrics.

4

National Bank Holdings CORPORATION

Strategic Execution Highlights

- Accelerated organic growth
  - Record loan originations driven by deeper market penetration
  - Relationship banking focused strategies
  - Expanded specialty banking and commercial teams with proven leaders from Comerica and Wells Fargo
  - 2016 Loan growth covered $57 million (28.1%) decrease in 310-30 acquired problem loans YoY
  - Grew 2016 YTD average transaction deposits 5.6% YoY while consolidating 12% of our franchise over the past 18 months
- Expanded efficiency initiatives
  - Reduced 2016 non-interest expense 13.9% year over year
  - Will have consolidated or sold 17 banking centers, or 17% of our franchise since mid-2015, including the planned sale or consolidation of 5 banking centers in 2Q 2017
- Managed capital opportunistically
  - Increased quarterly dividend 40% to $0.07/share in 3Q 2016
  - Repurchased $534 million of shares at a weighted average price of $20.03 since early 2013
  - Completed Pine River Valley Bank acquisition, recognizing $1.0 million bargain purchase gain in 3Q 2015
  - $60mm of excess capital to support growth

Increasing loan originations; record $1.037 billion (2016)

2015: $967 million
2014: $869 million
2013: $714 million

Originated Loan Growth

18% (YoY 2016)

$387 million
Originated Loan Growth

DDA Growth

5% (YoY 2016)

$36 million
Average DDA Growth

Non-Interest Expense Reduction

(In millions)



$210
$184
$150
$158
$136
FY12
FY13
FY14
FY15
FY16

Low Net Charge-Offs

2016 Actual 85 bps[1]
Excluding energy 10bps[1]
Actual 12 bps (2015)

Buybacks $534 million

51% Shares repurchased since early 2013 @ average price of $20.03

[1]YTD non 310-30 net charge-offs.

5

National Bank Holdings CORPORATION

NBHC Markets and Family of Brands

Attractive and Growing Markets



CO
Denver
KS
Kansas City
MO
TX
Dallas
Austin

Community Banks of Colorado

A division of NBH Bank, Member FDIC

Where common sense lives.

- 47 banking centers (45 after sale/consolidation in 2Q17)
- Ranks #5 in deposit market share in the state of Colorado for local banks
- Population: Front Range – 4.6 million
- Favorable demographics vs. national levels in:
  - Unemployment
  - Household Income
  - Population Growth
  - Income Growth
- Business Climate & Recognition
  - Denver #1 Best Places to Live (*U.S. News*)
  - #1 in Labor Supply (*Forbes*)
  - 2nd Strongest State Economy in the U.S. (*Business Insider*)
  - 4th Best State for Business (*CNBC*)

Hillcrest Bank

A division of NBH Bank, Member FDIC

Where common sense lives.

- 3 commercial banking locations in Texas
- Business Climate & Recognition
  - Dallas: #3 Fastest Growing City (*Forbes*)
  - Austin: #1 "2015 Best Large City to Live In" (*WalletHub*)

Bank Midwest

A division of NBH Bank, Member FDIC

Where common sense lives.

- 42 banking centers (39 after sale in 2Q17)
- Ranks #5 in deposit market share in Kansas City MSA for local banks
- Population: Metro KC – 2.1 million
- Favorable demographics vs. national levels in:
  - Unemployment
  - Household Income
- Business Climate & Recognition
  - #2 Best City for Jobs (*CBS MoneyWatch*)
  - 4th "Hot Startup" City (*Entrepreneur Magazine*)
  - #15 on "50 Best Cities to Live" List (*Bloomberg*)
  - #2 "Top Five Cities with Up-and-Coming Downtown" (Fortune)

External source: SNL Financial. Deposit data as of 30-Sep-2016.

6

National Bank Holdings CORPORATION

Our Markets are Attractive

Key Statistics by MSA

		U.S.		Denver, CO		Front Range		Kansas City, MO
Demographics	2017 Population (mm)	322.4		2.9		4.6		2.1
	Projected Population 5yr CAGR ('17-'22E)	0.7 %	✓	1.6 %	✓	1.5 %		0.6 %
	2017 Median Household Income	$55.6K	✓	$70.2K	✓	$68.5K	✓	$60.6K
	Projected Household Income Growth ('17-'22E)[1]	7.8 %	✓	9.4 %	✓	8.8 %		6.2 %
	# of Businesses (000s)	-		114.9		182.7		76.0
Economics	Unemployment Rate (Nov-16)	4.4 %	✓	3.6 %	✓	3.6 %	✓	3.8 %
	2015 Real GDP per Capita	$58.9K	✓	$68.6K	✓	$61.2K	✓	$60.2K
	Real GDP 5yr CAGR ('10-'15)	3.8 %	✓	4.4 %	✓	4.4 %		3.2 %
	Home Price Index 5yr Δ[2]	31.3 %	✓	56.5 %	✓	50.1 %		18.1 %
	Building Permit 5yr CAGR ('10-'15)	14.4 %	✓	28.9 %	✓	24.7 %	✓	28.9 %
Banks	Branch Penetration (per 100k people)	28.3	✓	22.5	✓	23.5		33.4
	Top 3 Combined Deposit Market Share	55 % [3]	✓	54%	✓	52%	✓	43%

✓ Equal or Better Than U.S. Average

Source: FHFA, SNL Financial, U.S. Census, U.S. Bureau of Economic Analysis.
Note: "Front Range" statistics include populated weighted values for Denver, Boulder, Colorado Springs, Fort Collins, and Greeley MSAs. Deposit data as of 30-Jun-16. Front Range unemployment based on a weighted average unemployment and 2016 population for each MSA.
[1] HHI projections based on current dollar values (inflation adjusted).
[2] FHFA home price index based on quarterly all-transaction data as of 30-Sep-16.
[3] Based on U.S. Top 20 MSAs, population weighted (determined by population).

7

National Bank Holdings CORPORATION

Record $1 billion in loan originations in fiscal 2016 Relationship banking model with a focus on the markets we serve Originated loans grew 18% over prior year Total loans grew 11% over prior year Acquired problem loans decreased 28% over prior year Total Loan Composition Total Loans New Loan Originations Organic Loan Growth Strategy is Accelerating Commercial Related 73% ($ in millions; totals in billions) 1Loans acquired from troubled banks $2.9

Loan Credit Quality ($2.9 Billion Outstanding) Portfolio Characteristics Low historical non 310-30 net charge offs – 2014: 0.06%, 2015: 0.12%, and 2016: 0.85% / 0.10% (excluding energy) Non-Energy loans have excellent credit metrics as demonstrated by a 0.65% non-performing loans to total loans ratio. See page 12 for energy loan review. Concentration policy limits ensure a diverse loan portfolio and limit downside risk to adverse impacts to any particular industry or real estate sector New Commercial loans originated YTD: Average funding of $1.2 million Average commitment, including unused, of $1.3 million Residential loans originated: Average FICO of 757 Average LTV of 71% Average funding per loan of $177k Top 25 originated relationships: Average funded balance of $17.0 million Average commitment of $23.4 million 6% 5% 3% 3% 3% 3% 2% 2% 1% 1% 1% 13% 4% 3% 3% 2% 1% 5% 24% 2% 1%

High Yielding $146 Million 310-30 Loan Pools Credit Quality ($ in millions) Net Charge-offs Allowance for Loan Losses1 Strong Credit Quality on $2.7 Billion of Non 310-30 Loans Accretable Yield Reclassification Life-to-Date 2016 net charge-offs of 10 basis points on non 310-30 loans excluding energy, or 85 basis points including energy loans. 4Q net charge-offs of just 2 bps, annualized Allowance for loan losses as a percentage of non-310-30 at 1.07%, or 0.97% without the energy portfolio reserves $18.9 million of the $23.7 million in the FY16 provision driven by the energy portfolio 1Does not include $3.2 million of purchase accounting marks .80% .90% 1.09% $6 Provision for Loan Losses on Non 310-30 Loans .93% $1 Strong Asset Credit Quality .75% .13% .85% 1.07% .10% .11% .70%

Credit Quality Remains Strong in Non-Energy Portfolio ($ in millions) Credit Quality Non 310-30 Classified Loans Non-performing Loans Non-performing Assets Total non-performing loans make up 1.07% of total loans. Excluding energy sector, ratio falls to 0.65%. Non-performing assets make up 1.61% of total loans/OREO. Excluding energy sector, ratio falls to 1.21%. Percent of classified loans to total non 310-30 loans excluding energy sector down from 2.1% at YE15 to 1.9% at YE16. $12.0

$90 Million Energy Portfolio Energy Portfolio Profile 3.1% of loans, 2.1% of earning assets, 19.2% of risk based capital Decreased $57.0 million, or 38.5%, from December 31, 2015 Three energy sector loans with balances of $12.6 million were on non-accrual at December 31, 2016 Criticized loan levels improved from 37.7% at December 31, 2015 to 14.0% at December 31, 2016; Pass rated energy loans were 86.0% of energy sector loans at December 31, 2016 The allowance for loan losses is 3.9% of energy sector loan balances Energy Midstream – Loans to companies that engage in consolidation, storage and transportation of oil and gas Well capitalized, low leverage Take or pay contracts, sustainable cash flows Secured by plant and equipment Energy Services – Companies that provide products and services to oil/gas companies Asset-based lending structures Secured by accounts receivable, inventory, and equipment Energy Production – Loans to companies engaged in exploration and production Clients governed by borrowing base against proven reserves Average utilization of 34% against lines versus 28% prior quarter ($ in millions) $176 $147 $90

Deposit Composition Strong Transaction Deposit Growth ($ in millions) Average Transaction Deposits Average Time Deposits Growing Low Cost Transaction Accounts 13% (27)% (5) bps Average transaction deposits and repos remain strong in attractive markets of Colorado and Kansas City MSA Grew YoY average deposits by $39.1 million while creating efficiencies in deposit gathering strategies through 12% reduction in banking centers over past 18 months Mix of deposits continues to improve Client deposits and client repurchase agreements comprised 98.1% of total liabilities Low Cost Deposits

Financial Overview

At December 31, 2016, loans totaled $2.9 billion and increased $38.4 million, or 5.4% annualized, driven by $275.0 million in fourth quarter originations, partially offset by higher than normal paydowns. Total non 310-30 loans at December 31, 2016 increased $330.2 million, or 13.8%, since December 31, 2015. Fully taxable equivalent net interest income totaled $36.8 million and decreased $1.3 million, due to higher levels of accelerated accretion income on 310-30 loans in the prior quarter. Provision for loan losses totaled $1.3 million and decreased $4.0 million due to low net charge-offs and $3.9 million of energy sector specific reserves recorded in the prior quarter. Annualized net charge-offs in the non 310-30 portfolio were 0.02% of average non 310-30 loans during the fourth quarter and totaled 0.85% for the full year. Excluding energy sector net charge-offs, the 2016 net charge-offs on non 310-30 loans totaled 0.10%, compared to 0.12% in the prior year. Added a net $3.4 million to accretable yield for the acquired loans accounted for under ASC 310-30. Total deposits averaged $3.8 billion and increased $51.1 million, or 5.4% annualized, driven by transaction deposit growth of $56.0 million, or 8.5% annualized. Non-interest income totaled $10.0 million, decreasing $1.6 million due to $1.6 million of OREO related income recorded in the prior quarter. Collectively, service charges, bank card fees and gain on sale of mortgages were consistent with the prior quarter. Non-interest expense totaled $34.4 million, increasing $1.1 million. Excluding gain on sale of OREO, non-interest expense decreased $0.8 million, or 8.9% annualized, driven by lower salaries and benefits and occupancy expenses. Year-to-date non-interest expense of $136.0 million represents a decrease of 13.9% from 2015. Income tax expense totaled $0.1 million, an effective tax rate of 0.8%, and was benefited by $2.1 million due to the adoption of Accounting Standards Update 2016-09, Improvements to Employee Share-Based Payment Accounting. At December 31, 2016, common book value per share was $20.32, while tangible common book value per share was $18.15 and $19.08 after consideration of the excess accretable yield value of $0.93 per share. Note: Please refer to the appendix for a reconciliation of non-GAAP financial metrics. Fourth Quarter 4Q16 Results Summary (All comparisons are to prior quarter unless otherwise noted.)

4Q16 EPS a record $0.36, adjusted $0.28 without tax benefit of $0.08, driven by revenues, low credit costs and prudent expense management. Reaching revenue inflection point as originated loans are outpacing the impact of decreasing 20% yielding ASC 310-30 acquired loans (4Q16 totaled $6.6 million of accretion income and decreased $4.9 million vs. 4Q15) Expenses managed down every year; 2012 totaled $210 million, down to $158 million in 2015, down to $136 million in 2016 Noise from FDIC loss-share agreements terminated during 4Q15 Steady Progress Towards Long-term Profitability Targets ROATA1 Diluted EPS 1 Please see the Appendix for a reconciliation to this non-GAAP measure, including the adjustments to the most directly comparable GAAP measure. ROATA Pre-Tax Pre-Provision (PTPP)1 1.29% 0.60% 0.57% 0.36% 0.95%

Net Interest Margin1 Comments Net Interest Income1 Replacing High-Yielding Acquired Loans with Originations P&L Metrics ($ in millions) FY16 fully taxable net interest income totaled $149.7 million, a $9.9 million decrease YoY due to lower levels of higher yielding 310-30 loans and investment portfolio paydowns of $22.9 million, partially offset by a $13.5 million increase in non 310-30 interest income from new loan originations. FY16 fully taxable equivalent net interest margin narrowed to 3.49% from 3.60% FY15 primarily due to continued resolution of the higher-yielding acquired 310-30 portfolio. Strong Yields on Loan Portfolio ¹ Presented on a fully taxable equivalent basis using the statutory rate of 35%. The tax equivalent adjustments included for FY14, FY15, and FY16 were $930, $2,695, and $4,081 thousand, respectively.

1 12-month simulated net interest income impact using management projected balance sheet and an immediate parallel shift in the yield curve. Rate risk measures are adjusted to reflect less excess cash as a result of reducing excess capital to 9% leverage ratio. NBHC Balance Sheet Positioned to Benefit From Rising Rate Environment Net Interest Income Change1 Net Interest Income Sensitivity

Non-Interest Income & Expense 1 Other expenses include: banking center consolidation charges, contract termination accrual, core system conversion-related expenses, acquisition-related expenses, severance expense and change in fair value of warrant liability. ($ in millions) Non-Interest Expense Non-Interest Income Comments FY16 non-interest income totaled $40.0 million increasing from $21.4 million in the prior year. Excluding the net $15.6 million of negative FDIC-related income in the prior year, non-interest income increased $3.0 million. Steady trend of decreasing expenses over the years. 2016 decreased $22.0 million or 13.9% from 2015. $210 $184 $17 $29 $6 $(2) 68.79% 84.53%

31-Dec 14 31-Dec 15 31-Dec 16 Book Value Available-for-Sale $ 1,484 $1,169 $895 Held-to-Maturity 516 416 325 "Locked-in" Gains (HTM) 15 11 7 Total Book Value $ 2,015 $1,596 $1,227 Available-for-Sale Unrealized Gains / (Losses) (5) (11) (11) Held-to-Maturity Unrealized Gains / (Losses) 4 1 0 Fair Market Value of Portfolio $ 2,014 $1,586 $1,216 Portfolio Yield (Spot) 2.13% 2.15% 2.15% Portfolio Duration 3.2 3.4 3.2 Weighted-Average Life 3.4 3.6 3.4 Investments by Asset Class1 (3Q16) Portfolio Summary1 ($ in millions) ¹ Excludes $27mm, $22mm, and $7mm of FHLB / FRB stock as of 31-Dec-14, 31-Dec-15, and 31-Dec-16, respectively. Almost entire portfolio is U.S. agency backed Stable duration of 3.2 years OCI fluctuations minimized by 27% of portfolio in Held-To-Maturity Investment portfolio in run-off mode since Q4-13; using cash flows to fund loan growth Low premium dollars Conservative Investment Portfolio

Assets ~$6bn–$8bn Efficiency Ratio <60% ROATA ≥1.00% ROATCE 12%–14% Dividend Payout Ratio Approximation 30% Tier 1 Leverage 9% Long-Term Financial Goals

Investment Highlights Attractive markets of Colorado and Kansas City MSA with a presence in Austin and Dallas, Texas Relationship banking strategies drove record new loan originations of $1.037 billion in 2016 and good low-cost deposit growth Granular and well diversified loan portfolio well positioned to absorb future stress Improving profitability and returns Steady trend of decreasing expenses over the years Demonstrated opportunistic manager of capital Expertise in mergers and acquisitions with future opportunities Experienced and respected management team and board of directors

Appendix

Head of Business Services at Regions Financial, where he also led the transformation of wholesale lines of business Senior management roles in small business, commercial banking, private banking, corporate marketing and change management, and Management Operating Committee member at Bank of America; also served as President, Bank of America, Florida Tim Laney Chairman, President & Chief Executive Officer (34 years in banking) Head of Business Services Credit at Regions Financial Senior roles in risk management, credit, commercial banking, global bank debt and corporate marketing at Bank of America Richard Newfield Chief Risk Management Officer (31 years in banking) Vice Chairman and Chief Operating Officer at F.N.B. Corporation Corporate strategic planning, line-of-business and geographic Chief Financial Officer roles at PNC Brian Lilly Chief Financial Officer & Chief of M&A and Strategy (36 years in banking) NBHC Management Team Partner with law firm Stinson Leonard Street LLP Executive Vice President, General Counsel and Secretary at Guaranty Bancorp Zsolt Bessko Chief Administrative Officer & General Counsel (20 years in legal and banking)

Title Experience Name Accomplished Board of Directors Tim Laney Chairman, President and CEO Former Senior EVP and Head of Business Services of Regions Financial Former EVP and Management Operating Committee at Bank of America Ralph Clermont Lead Director / Chairman of the Audit and Risk Committee Former Managing Partner of the St. Louis office of KPMG LLP Robert Dean Director / Chairman of the Nominating and Governance Committee Former Senior Managing Director at Ernst & Young Corporate Finance LLC Former Co-Chair of Gibson, Dunn & Crutcher LLP’s banking practice Fred Joseph Director Former Banking and Securities Commissioner for the State of Colorado Former President of the North American Securities Administrators Association Micho Spring Director Chair of Global Corporate Practice of Weber Shandwick Former CEO of Boston Communications Company Burney Warren Director / Chairman of the Compensation Committee Former EVP and Director of Mergers and Acquisitions of BB&T Former President and Chief Executive Officer of First Federal Savings Bank Art Zeile Director CEO of Deke Digital Former CEO and Co-Founder of HOSTING, a pioneer in the cloud hosting space Member of the University of Delaware Cyber Security Initiative Advisory Council

[LOGO] GUIDE TO COMMON SENSE BANKING OUR PROMISE BANK WITH COMMON SENSE NBH Bank champions a new era of common sense banking by building relationships with local communities as the accountable, straight-shooting and insightful alternative to big banking-as-usual. HOW WE DELIVER ON OUR PROMISE BIG BOX BANK REFUGEES: Discontent, defiant and self-reliant, our clients are savvy enough to reject the sad state of banking today, and find the bank where they know they count They may remember a time when banking was different or just instinctively know that they deserve better. They are determined to succeed, and know they will have a much better chance of doing so somewhere where they are not just a number.  WHO WE'RE HERE TO SERVE WE'RE STRAIGHT-SHOOTING AND FRIENDLY WITH A TOUCH OFWIT. HOW WE TALK OUR CORE VALUES INTEGRITY TEAMWORK MERITOCRACY CITIZENSHIP NBH Bank member FDIC Where common sense lives: Bank Midwest Community Banks of Colorado Hillcrest Bank WE PUT PEOPLE FIRST Our people are our greatest asset. Our clients are at the heart of everything we do Knowing our clients, their names, their visions, their dreams and realities. WE FOCUS ON NEEDS-BASED SOLUTIONS Helping clients find the products and services they need rather than just the ones the bank wants to sell. Buildings long-term relationships to serve the total client WE VALUE SIMPLICITY Decisions made quickly and clearly with a local team and not a lot of rigmarole. Streamlined processes that champion innovation. WE BELIEVE IN COMMUNITY BUILDING Acting with local insight into individuals and businesses. Giving back through financial education, workforce development and quality housing. WE DELIVER STRAIGHT TALK No jibber jabber or bank babble. No smoke and mirrors or passing the buck. Common sense conversations that add value.

Reconciliation of Non-GAAP Measures

($ in millions, except per share)

	As of and for the three months ended		As of and for the year ended		
	31-Dec-15	31-Dec-16	31-Dec-14	31-Dec-15	31-Dec-16
Return on Average Tangible Assets and Return on Average Tangible Equity:					
Net income	$ 3.3	$ 10.0	$ 9.2	$ 4.9	$ 23.1
Add: impact of core deposit intangible amortization expense, after tax	0.8	0.8	3.3	3.3	3.3
Net income adjusted for impact of core deposit intangible amortization expense, after tax	$ 4.2	$ 10.8	$ 12.4	$ 8.2	$ 26.4
Income before income taxes (FTE) (non-GAAP)	$ 8.6	$ 11.1	$ 13.3	$ 10.6	$ 30.1
Add: impact of core deposit intangible amortization expense, before tax	1.4	1.4	5.3	5.4	5.5
Add: provision	5.4	1.3	6.2	12.4	23.7
FTE income adjusted for impact of core deposit intangible amortization expense and provision (non-GAAP)	$ 15.4	$ 13.8	$ 24.8	$ 28.5	$ 59.2
Average assets	$ 4,723.1	$ 4,592.2	$ 4,867.9	$ 4,831.1	$ 4,652.0
Less: average goodwill and intangible assets, net of deferred tax asset related to goodwill	(65.0)	(57.9)	(73.1)	(66.5)	(60.0)
Average tangible assets (non-GAAP)	$ 4,658.2	$ 4,534.3	$ 4,794.9	$ 4,764.5	$ 4,592.0
Average shareholders' equity	$ 622.2	$ 543.4	$ 860.7	$ 701.5	$ 583.7
Less: average goodwill and intangible assets, net of deferred tax asset related to goodwill	(65.0)	(57.9)	(73.1)	(66.5)	(60.0)
Average tangible common equity (non-GAAP)	$ 557.3	$ 485.5	$ 787.6	$ 634.9	$ 523.7
Return on average assets	0.28%	0.87%	0.19%	0.10%	0.50%
Return on average tangible assets (non-GAAP)	0.36%	0.95%	0.26%	0.17%	0.57%
Return on average tangible assets pre-provision/ pre-tax (non-GAAP)	1.31%	1.21%	0.52%	0.60%	1.29%
Return on average equity	2.13%	7.31%	1.07%	0.70%	3.95%
Return on average tangible common equity (non-GAAP)	2.97%	8.87%	1.58%	1.29%	5.04%
Fully Taxable Equivalent Yield on Earning Assets and Net Interest Margin:					
Interest income	$ 43.5	$ 39.7	$ 184.7	$ 171.4	$ 160.4
Add: impact of taxable equivalent adjustment	0.9	1.0	0.9	2.7	4.1
Interest income, fully taxable equivalent (non-GAAP)	$ 44.4	$ 40.7	$ 185.6	$ 174.1	$ 164.5
Net interest income	$ 39.9	$ 35.8	$ 170.2	$ 156.9	$ 145.6
Add: impact of taxable equivalent adjustment	0.9	1.0	0.9	2.7	4.1
Net interest income, fully taxable equivalent (non-GAAP)	$ 40.9	$ 36.8	$ 171.2	$ 159.6	$ 149.7
Average earning assets	$ 4,348.5	$ 4,230.2	$ 4,446.9	$ 4,439.1	$ 4,290.2
Yield on earning assets	3.97%	3.73%	4.15%	3.86%	3.74%
Yield on earning assets, fully taxable equivalent (non-GAAP)	4.05%	3.83%	4.17%	3.92%	3.84%
Net interest margin	3.64%	3.37%	3.83%	3.54%	3.39%
Net interest margin, fully taxable equivalent (non-GAAP)	3.73%	3.46%	3.85%	3.60%	3.49%

27

National Bank Holdings CORPORATION

($ in millions, except per share) Reconciliation of Non-GAAP Measures (cont’d)